SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2011

ALUMIFUEL POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue
Englewood, Colorado 80111
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On February 14, 2011, the Company’s Board of Directors took action to replace its current certifying accountants, Cordovano & Honeck, LLP, with the accounting firm of RR Hawkins & Associates International, PSC, ("RR Hawkins"), 5777 W. Century Blvd., Suite 1500, Los Angeles, CA 90045. The engagement of RR Hawkins was effective on February 14, 2011.

During the two fiscal years ended December 31, 2009 and January 31, 2008 and as of February 14, 2011, there were no disagreements with Cordovano & Honeck, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cordovano & Honeck, LLP, would have caused them to make reference in connection with their report to the subject matter of the disagreement. Furthermore, Cordovano & Honeck, LLP has not advised the Company of any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The report of the independent registered public accounting firm of Cordovano & Honeck, LLP as of and for the years ended December 31, 2009 and January 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. The reports, however, contained a “going concern” paragraph.

A copy of the foregoing disclosures was provided to Cordovano & Honeck, LLP prior to the date of the filing of this report. Attached as an exhibit is a letter from Cordovano & Honeck, LLP addressed to the Securities and Exchange Commission, stating that Cordovano & Honeck, LLP agreed with the statements above. The Company is filing this letter as Exhibit 16.1.

Prior to RR Hawkins's engagement, the Company did not consult with that firm as to the type of audit opinion that might be rendered on the Company’s financial statements nor did RR Hawkins provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

    (d)  Exhibits

    16.1     Letter from Cordovano & Honeck, LLP regarding change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION
Date: February 18, 2011	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary

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